Exhibit 10.2

AMENDMENT NO. 1 TO ASSET-BASED REVOLVING CREDIT AGREEMENT

AMENDMENT NO. 1 TO ASSET BASED REVOLVING CREDIT AGREEMENT, dated as of January 23, 2017 (this “Amendment”), to the Asset-Based Revolving Credit Agreement, dated as of April 1, 2016 (as amended, restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among Warrior Met Coal, LLC, a Delaware limited liability company (“Holdings”), certain of its subsidiaries identified therein as borrowers (together with Holdings, each a “Borrower” and collectively, the “Borrowers”), the guarantors party thereto, each lender providing the Additional Commitment (as defined below) pursuant to this Amendment (such lenders, the “Commitment Increase Lenders”) and each other lender party to the Credit Agreement (the “Existing Lenders”, and together with the Commitment Increase Lenders, the “Lenders”) and Citibank, N.A., as administrative agent and collateral agent (in such capacities, including any successor thereto, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the parties hereto desire to increase the Commitments under the Credit Agreement by $50,000,000 (the “Additional Commitment”);

WHEREAS, each Commitment Increase Lender has provided a new Commitment under the Amended Credit Agreement (as defined below) in the amount set forth opposite such Commitment Increase Lender’s name on Part A of Schedule 1.01(b) attached hereto;

WHEREAS, the parties hereto desire to amend the other terms of the Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment and the Amended Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Unless expressly provided otherwise, each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein”, “hereby” and each other similar reference to the Credit Agreement, and each reference to the Credit Agreement in any Loan Document shall, from and after the First Amendment Effective Date (as defined below), refer to the Credit Agreement as amended and modified by this Amendment (the “Amended Credit Agreement”). This Amendment shall constitute a Loan Document.

SECTION 2.    Additional Commitment.

(a)    Each Commitment Increase Lender hereby acknowledges and agrees that it hereby provides a new Commitment in the amount set forth opposite such Commitment Increase Lender’s name on Part A of Schedule 1.01(b) attached to this Amendment, and each party hereto acknowledges and agrees that, after giving effect to this Amendment, the Commitments of each Lender shall be as set forth on Part B of Schedule 1.01(b) attached to this Amendment.

(b)    Each Commitment Increase Lender:

(i)    confirms that it has received a copy of the Credit Agreement, the other Loan Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment;

(ii)    appoints and authorizes the Administrative Agent and Collateral Agent to take such actions as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and

(iii)    acknowledges and agrees that, upon its execution of this Amendment, such Commitment Increase Lender shall automatically and without further action become a “Lender” under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

SECTION 3.    Amendments.

(a)    Schedule 1.01(b) to the Credit Agreement is hereby amended and restated in its entirety in the form attached to this Amendment as Schedule 1.01(b).

(b)    The definition of “Facility” in the introductory paragraphs of the Credit Agreement shall be amended to replace the reference to “$50,000,000” with “$100,000,000”.

(c)    Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

““First Amendment” means that certain Amendment No. 1 to Asset-Based Revolving Credit Agreement, dated as of the First Amendment Effective Date, among the Loan Parties, the Lenders party thereto and the Administrative Agent.”

““First Amendment Effective Date” means January 23, 2017.”

(d)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Applicable Rate” in its entirety as follows:

““Applicable Rate” means, as of any date of determination, a per annum rate equal to (a) for the period commencing on the Closing Date through the last day of the first full fiscal quarter ending after the Closing Date, (i) for Eurocurrency Rate Loans, 3.50% and (ii) for Base Rate Loans, 2.50% and (b) thereafter, the rate set forth below under the applicable Type of Loan and opposite the applicable Availability, based on the average daily Availability during the fiscal quarter most recently ended immediately preceding such date, as a percentage of the Maximum Revolving Credit:

CATEGORY	AVERAGE QUARTERLY AVAILABILITY (% OF MAXIMUM REVOLVING CREDIT)	EUROCURRENCY LOANS	BASE RATE LOANS
I	Greater than or equal to 66%	2.00%	1.00%
II	Less than 66% and greater than or equal to 33%	2.25%	1.25%
III	Less than 33%	2.50%	1.50%

Changes in the Applicable Rate resulting from a change in Availability shall become effective as to all Loans, Swingline Loans, L/C Obligations and Protective Advances upon delivery by the Borrowers to the Administrative Agent of a new Borrowing Base Certificate pursuant to Section 6.02(i) in respect of the calendar month ending on the last day of such fiscal quarter. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Availability), if the Borrowers shall fail to deliver such Borrowing Base Certificate within any of the time periods specified in Section 6.02(i), the Applicable Rate from and including the 20th day after the end of the applicable month or, during a Liquidity Period, the 3rd Business Day after the end of the applicable week, as the case may be, to but not including the date the Borrowers deliver to the Administrative Agent such Borrowing Base Certificate shall equal the highest possible Applicable Rate provided for by this definition.”

(e)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Commitment” in its entirety as follows:

““Commitment” means, as to each Lender, the amount set forth under the caption “Commitment” opposite such Lender’s name on Schedule 1.01(b), or, as the case may be, opposite such caption in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Commitments as of the First Amendment Effective Date is $100,000,000.”

(f)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Qualifying IPO” in its entirety as follows:

““Qualifying IPO” means the offering and sale of common Equity Interests of any Borrower or Holdings (or any parent holding company thereof) by one or more Persons (including a Borrower, Holdings, any parent holding company thereof and any Person owning such Equity Interests prior to the sale) in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act”

(g)    Section 6.11(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“None of the Borrowers shall, directly or knowingly indirectly, (x) use the proceeds of any Credit Extension or (y) lend, contribute, or otherwise make available such proceeds to any Subsidiary, joint venture partner, or other Person (i) to fund, finance, or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding, is the target of Sanctions or (ii) in any other manner that would result in the violation of Sanctions, Anti-Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws, in each case, applicable to any party to this Agreement.”

(h)    Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Amend any of its Organization Documents in a manner that is in any respect materially adverse to the Lenders; provided that, any amendment or modification of any Organization Document solely to change (i) the legal name of any Loan Party, (ii) the identity or corporate structure of any Loan Party (provided that, after giving effect to any such change in its identity or corporate structure, such Loan Party shall be a limited liability company, a corporation or a limited partnership), (iii) the jurisdiction of incorporation or formation of any Loan Party to any state within the United States of America or to the District of Columbia, or (iv) the federal taxpayer identification number (or other comparable identification number) of any Loan Party, in each case, shall not be deemed materially adverse to the Lenders, so long as the applicable Loan Party (A) complies with Section 4.01(d) of the Security Agreement and (B) has provided all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act, as requested by any Lender or the Administrative Agent promptly following such request.”

(i)    Clause (y) in the first proviso of Section 11.04(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“have resulted from a material breach of such Indemnitee’s obligations under this Agreement or other Loan Documents as determined by a court of competent jurisdiction in a final, non-appealable judgment, or”

SECTION 4    Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders, as of the First Amendment Effective Date, that:

(a)    No Default. Immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(b)    Representations and Warranties True and Correct. Immediately after giving effect to this Amendment, each of the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (or, with respect to any representation or warranty that is itself modified or qualified by materiality or a “Material Adverse Effect” standard, such representation or warranty shall be true and correct in all respects) with the same effect as if made on the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, with respect to any representation or warranty that is itself modified or qualified by materiality or a “Material Adverse Effect” standard, such representation or warranty shall be true and correct in all respects) as of such earlier date.

SECTION 5.    Effectiveness. This Amendment shall become effective on the date (the “First Amendment Effective Date”) on which the Administrative Agent shall have received:

(a)    a signed counterpart of this Amendment from each Loan Party and each Lender;

(b)    each Note executed by the Borrowers in favor of each Lender requesting a Note or Notes;

(c)    an amendment fee, for the benefit of each Lender that has executed a counterpart to this Amendment on or prior to the First Amendment Effective Date, in an aggregate amount equal to 0.25% of the Additional Commitments in effect on the First Amendment Effective Date;

(d)    the executed opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to the Loan Parties, addressed to the Administrative Agent, each of the Lenders and the L/C Issuer, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(e)    a certificate of each Loan Party, dated as of the First Amendment Effective Date and executed by a secretary, assistant secretary or other senior officer (as the case may be) thereof, which shall (A) certify that attached thereto is a true and complete copy of the resolutions or written consents of its shareholders, partners, managers, members, board of directors, board of managers or other governing body authorizing the execution, delivery and performance of this Amendment to which it is a party and, in the case of the Borrowers, the borrowings under the Amended Credit Agreement, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, (B) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party authorized to sign this Amendment to which it is a party on the First Amendment Effective Date and (C) certify (x) that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association or other equivalent thereof) of such Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management, partnership or similar agreement and (y) that such documents or agreements have not been amended, restated, amended and restated, supplemented or otherwise modified (except as otherwise attached to such certificate and certified therein as being the only amendments, restatements, amendments and restatements, supplements or modifications thereto as of such date) and (ii) a good standing (or equivalent) certificate as of a recent date for such Loan Party from (A) its jurisdiction of organization and (B) in each jurisdiction in which it is qualified to engage in business where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except, in the case of this clause (B), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(f)    no Default or Event of Default shall have occurred and be continuing, or would result from, the consummation of the transactions contemplated by this Amendment (including any Credit Extension to be made on the First Amendment Effective Date and the application of the proceeds thereof);

(g)    the representations and warranties of each Loan Party and its Subsidiaries contained in this Amendment and each other Loan Document, shall be true and correct in all material respects (or, if such representation or warranty is subject to a materiality or Material Adverse Effect qualification, in all respects) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if such representation or warranty is subject to a materiality or Material Adverse Effect qualification, in all respects) as of such earlier date;

(h)    a certificate signed by a Responsible Officer of Holdings certifying that the conditions set forth in Sections 5(f) and 5(g) have been satisfied as of such date;

(i)    a solvency certificate, substantially in the form of Exhibit L of the Credit Agreement from a Responsible Officer of Holdings (or, at the option of Holdings, a customary third-party opinion as to the solvency of Holdings and its Subsidiaries, on a consolidated basis); and

(j)    any costs and expenses required to be paid under Section 11.04(a) of the Credit Agreement on or before the First Amendment Effective Date to the Administrative Agent, any Arranger or the Lenders, as applicable, to the extent invoices have been received by Holdings at least two Business Days prior to the First Amendment Effective Date (or such later date as reasonably agreed by Holdings) shall have been paid.

SECTION 6.    Reaffirmation and Consent.

(a)    Each Loan Party hereby consents to the execution, delivery and performance of this Amendment and agrees that each reference to the Credit Agreement in the Loan Documents shall, on and after the First Amendment Effective Date, be deemed to be a reference to the Amended Credit Agreement.

(b)    Each Guarantor party hereto hereby consents to the terms and conditions of this Amendment and the Amended Credit Agreement, including the Additional Commitments and the incurrence by the Borrowers of any Loans thereunder.

(c)    Each Borrower and each Guarantor hereby acknowledges and agrees that (i) all of its respective obligations and liabilities under the Credit Agreement are reaffirmed, and remain in full force and effect, and (ii) after giving effect to this Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Amendment, are reaffirmed, and remain in full force and effect.

(d)    Each Loan Party hereby irrevocably and unconditionally ratifies and reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Amended Credit Agreement, and shall continue to secure the Obligations (including, without limitation, any additional Obligations resulting from or incurred pursuant to this Amendment or the Amended Credit Agreement), in each case, on and subject to the terms and conditions set forth in the Amended Credit Agreement and the other Loan Documents.

(e)    Nothing in this Section 6 shall create or otherwise give rise to any right to consent on the part of the Guarantors to the extent not required by the express terms of the Loan Documents.

SECTION 7    Costs and Expense. Each Borrower hereby reconfirms its obligations pursuant to Section 11.04(a) of the Credit Agreement to pay and reimburse the Administrative Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

SECTION 8    No Waiver; Continuing Effect. This Amendment shall be effective only in this specific instance for the specific purpose set forth herein. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein shall continue to secure the payment of all Obligations of the Loan Parties, as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Credit Agreement or any other Loan Document and the Administrative Agent and the Lenders expressly reserve all of their rights and remedies under the Credit Agreement and the other Loan Documents, under applicable law or otherwise.

SECTION 9.    Governing Law; etc. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions in Sections 11.14(b), 11.14(c) and 11.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 10.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 11.    Headings. Section headings in this Amendment are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 12.    Binding Effect; Illegality. This Amendment shall be binding upon and inure to the benefit of the Loan Parties, the Administrative Agent and the Lenders and their respective successors and assigns in accordance with the terms of the Amended Credit Agreement. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

SECTION 13.    No Novation. Neither this Amendment nor the Amended Credit Agreement shall constitute a novation of the Credit Agreement or any of the Obligations thereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS AND GUARANTORS:

WARRIOR MET COAL LLC

By:	/s/ Walter J. Scheller, III
Name: Walter J. Scheller, III
Title: Chief Executive Officer

WARRIOR MET COAL INTERMEDIATE HOLDCO, LLC
WARRIOR MET COAL GAS, LLC
WARRIOR MET COAL MINING, LLC
WARRIOR MET COAL TRI, LLC
WARRIOR MET COAL BCE, LLC
WARRIOR MET COAL LAND, LLC
WARRIOR MET COAL WV, LLC
WARRIOR MET COAL LA, LLC,

By:	/s/ Kelli Gant
Name: Kelli Gant
Title: Chief Administrative Officer

[Signature Page to Amendment No. 1 to ABL Credit Agreement]

CITIBANK, N.A.,

as Administrative Agent, a Lender,

L/C Issuer and Swingline Lender

By:	/s/ Allister Chan
Name: Allister Chan
Title: Vice President

[Signature Page to Amendment No. 1 to ABL Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as a Lender

By:	/s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

By:	/s/ Lingzi Huang
Name: Lingzi Huang
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to ABL Credit Agreement]

BMO HARRIS BANK, N.A.,

as a Commitment Increase Lender and a Lender

By:	/s/ Quinn Heiden	.
Name: Quinn Heiden
Title: Director

[Signature Page to Amendment No. 1 to ABL Credit Agreement]

ROYAL BANK OF CANADA,

as a Commitment Increase Lender and a Lender

By:	/s/ Daniel Gioia
Name: Daniel Gioia
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to ABL Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,

as a Commitment Increase Lender and a Lender

By:	/s/ Michael King
Name: Michael King
Title: Vice President

[Signature Page to Amendment No. 1 to ABL Credit Agreement]

Schedule 1.01(b)

PART A

Commitment Increase Lender	Additional Commitment
Morgan Stanley Senior Funding, Inc.	$16,666,667
BMO Harris Bank, N.A.	$16,666,667
Royal Bank of Canada	$16,666,666
Total	$50,000,000

PART B

Commitments and L/C Sublimit

Lender	Commitment	L/C Sublimit
Citibank, N.A.	$25,000,000	$25,000,000
Credit Suisse AG, Cayman Islands Branch	$25,000,000	$25,000,000
Morgan Stanley Senior Funding, Inc.	$16,666,667	$0
BMO Harris Bank, N.A.	$16,666,667	$0
Royal Bank of Canada	$16,666,666	$0
Total	$100,000,000	$50,000,000